Exhibit 99.1

Contact: Adam Hollingsworth
(904) 359-3161

CSX Reports First Quarter Earnings
Surface Transportation Revenue Sets First Quarter Record

     JACKSONVILLE, Fla., April 28, 2004 – CSX Corporation (NYSE: CSX) today reported first quarter net earnings of $30 million, or 14 cents per share, versus $99 million, or 46 cents per share, a year ago, including the favorable cumulative effect of a 2003 accounting change of $57 million after tax or 26 cents per share. First quarter 2004 included an after-tax charge of $37 million, or 17 cents per share, related to the Company’s management restructuring initiatives. Excluding the restructuring charge, first quarter 2004 net earnings would have been $67 million, or 31 cents per share. Surface Transportation operating income, comprising the rail and intermodal units, was $151 million.

     Excluding the pre-tax restructuring charge of $53 million, first quarter 2004 Surface Transportation operating income was $204 million, compared to $169 million last year – a $35 million increase. The 21% increase in operating income was driven by record first quarter Surface Transportation revenue of $1.92 billion. Revenue gains were led by strong growth in most CSX markets, including a 10% rise in coal, coke and iron ore.

     “We are pleased by the record revenue growth in the first quarter delivered by our Surface Transportation units,” said Michael J. Ward, CSX chairman and chief executive officer. “This effort reflects our success in both value pricing and business growth through modal conversions, new product offerings and the creation of new markets for rail service.”

     Ward said that while he is pleased with the continued revenue growth, operating improvement and cost reductions must accelerate. “We plan to exceed historical-best operating levels through short-term efforts and, over the long term, the redesign of our network. The new operating initiatives and the leadership of our new chief operating officer, Tony Ingram, will drive significant improvement in our cost structure, service reliability and shareholder value.”

     On a consolidated basis, revenues were $1.96 billion versus $2.02 billion a year ago. This comparison to prior year includes a $127 million revenue decrease, resulting from the conveyance of CSX Lines in February 2003, offset by Surface Transportation revenue growth of $82 million in the quarter.

     Looking forward, Ward said, “Combined with our own growth strategies, I see the strengthening economy and improved industrial production levels as terrific opportunities to continue our record of revenue increases. At the same time, we’ll be working to overcome continued service challenges and deliver consistent, continuous improvement in our operating and financial measures. Over time, this will allow CSX to better leverage the value of our system.”

     CSX Corporation, based in Jacksonville, Fla., operates one of the largest rail networks in the United States and also provides intermodal and international terminal management services. More information about the company is available at its Internet address: www.csx.com.

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     This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

     Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; and (iv) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.